UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2025, Xenon Pharmaceuticals Inc. (the “Company”) announced that Thomas (Tucker) Kelly has been appointed to serve as the Company’s Chief Financial Officer, effective October 15, 2025. In connection with his appointment, Mr. Kelly will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Kelly, age 54, previously served as Executive Vice President, Chief Financial Officer and Treasurer of Deciphera Pharmaceuticals, Inc. from January 2019 until its acquisition by Ono Pharmaceutical Co., Ltd. in June 2024, and as Deciphera’s Chief Financial Officer and Treasurer since February 2015. Before joining Deciphera, Mr. Kelly served as Chief Financial Officer of various public and private life sciences companies including AdvanDx, Inc., deCODE genetics, Inc., and Critical Therapeutics, Inc. Prior to these roles, Mr. Kelly was a life sciences investment banker at Robertson Stephens and Canaccord Adams, and earlier in his career was an attorney in the corporate and securities group of Foley Hoag LLP. Mr. Kelly earned a J.D. with honors from the University of Chicago Law School and a B.S. in Foreign Service, cum laude, from the Georgetown University School of Foreign Service.

There are no arrangements or understandings between Mr. Kelly and any other person pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Kelly and any director or officer of the Company, nor does Mr. Kelly have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Kelly and the Company entered into a letter agreement that sets forth the terms and conditions of his employment (the “Employment Agreement”). The Employment Agreement is for an indefinite term. Mr. Kelly's annual base salary will be $540,000, and he will be eligible for an annual incentive payment up to 45% of his base salary, subject to achievement of performance metrics. The Employment Agreement also provides for (i) a one-time grant of options to purchase 225,000 common shares of the Company, and (ii) a one-time grant of 30,000 restricted share units, in each case granted pursuant to the Company's 2025 Inducement Equity Incentive Plan (the "2025 Inducement Plan").

The Employment Agreement further provides that if the Company terminates Mr. Kelly's employment without Cause (as such term is defined in the Employment Agreement) outside of the period beginning three months before a Change of Control (as such term is defined in the Employment Agreement) and ending 12 months after the Change of Control (such period, the “change of control period”), the Company will provide to Mr. Kelly, in exchange for and conditional upon receipt of a full and final release of all claims (except to the extent such payments or benefits are required by applicable law): (i) a lump sum severance payment equal to Mr. Kelly's base salary in the amount of 12 months plus 1 additional month for every 1 year of consecutive service (up to a combined maximum of 18 months) (such period, the “Payment Period”); (ii) payment of a pro-rated portion of Mr. Kelly's Average Bonus (as defined below); (iii) payment of an amount equal to the contributions for retirement savings that the Company would have paid on Mr. Kelly's behalf for the Payment Period; and (iv) continued vesting of stock options and other deferred compensation granted under the 2025 Inducement Plan, the Company's Amended and Restated 2014 Plan (the "2014 Plan") or any subsequent incentive compensation plan for three months following the date Mr. Kelly's employment terminates and continued exercisability of such options and deferred compensation for up to six months following termination of employment. “Average Bonus” means an amount that is (x) the sum of the annual bonus awards (expressed as a percentage of the applicable year’s base salary) that Mr. Kelly earned in each of the three completed calendar years preceding the date his employment terminates, divided by (y) three, and multiplied by (z) Mr. Kelly’s base salary at the time his employment terminates. If Mr. Kelly has been employed for more than one but fewer than three years, then the Average Bonus will be calculated based on the applicable number of completed calendar years prior to the date his employment terminates.

If, during the change of control period, Mr. Kelly's employment is terminated without Cause (as such term is defined in the Employment Agreement) or Mr. Kelly resigns for Good Reason (as such term is defined in the Employment Agreement), the Company will, in exchange for and conditional upon receipt of a full and final release of all claims: (i) pay to Mr. Kelly a lump sum severance payment equal to his base salary for the Payment Period; (ii) pay to Mr.

Kelly 100% of his applicable target annual bonus; (iii) pay to Mr. Kelly an amount equal to the contributions for retirement savings that the Company would have paid on his behalf for the Payment Period; (iv) fully accelerate the vesting of all of Mr. Kelly's unvested stock options and other deferred compensation awards (including restricted share units and other equity or equity-based awards); and (v) provide for the continued exercisability of Mr. Kelly's stock options and awards granted under the 2025 Inducement Plan, the 2014 Plan or any subsequent deferred compensation plan for the longer of (A) six months from the termination of Mr. Kelly's employment or (B) the period stipulated in the applicable plan or grant.

The foregoing descriptions of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the effectiveness of his appointment as Chief Financial Officer, Mr. Kelly has entered into the Company’s standard form of indemnification agreement for directors and executive officers.

In connection with Mr. Kelly's appointment, Ian Mortimer, the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer, will cease to serve in such roles. Mr. Mortimer will continue to serve as the Company's President, Chief Executive Officer and principal operating officer.

Item 8.01	Other Events.

On October 16, 2025, the Company issued a press release announcing the matters described above, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated October 4, 2025, by and between the Company and Thomas Kelly.
99.1	Press Release issued by Xenon Pharmaceuticals Inc. dated October 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: October 16, 2025	By:	/s/ Ian Mortimer
Ian Mortimer
President and Chief Executive Officer